UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2005

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California		94105

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Form of Del Monte Foods Company Performance Shares Agreement. On January 20, 2005, the Compensation Committee of the Del Monte Foods Company Board of Directors approved the grant of Performance Shares under the Company’s 2002 Stock Incentive Plan (“Incentive Plan”) for Company vice presidents and above, as well as other key employees. Each of the Company’s current named executive officers received a grant. The Performance Shares consist of units representing shares of common stock of the Company. The Performance Shares shall be issued pursuant to the form of a Performance Shares Agreement included as Exhibit 10.1 hereto. Vesting of Performance Shares is based on the Company’s achievement of certain Return on Investment Capital (“ROIC”) targets with 25% vesting on the first day after the Company files its Form 10-K for the fiscal year ending April 29, 2007, if the ROIC target for that performance period is met; 25% vesting on the first day after the Company files its Form 10-K for the fiscal year ending April 27, 2008, if the ROIC target for that performance period is met; and 50% vesting on the first day after the Company files its Form 10-K for the fiscal year ending May 3, 2009, if the ROIC target for that performance period is met. Performance Shares either vest or forfeit on their respective vesting dates. The vesting of the Performance Shares award shall be accelerated to include cumulatively the next level(s) of vesting commensurate with the level of ROIC target achieved.

     The Company has not previously issued Performance Shares under the Incentive Plan and accordingly the form of the Performance Shares Agreement has not been previously filed. The foregoing summary of the terms of the Performance Shares Agreement is qualified in its entirety by reference to Exhibit 10.1 hereto.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)     Exhibits.

Exhibit	Description

10.1	Form of Del Monte Foods Company Performance Shares Agreement, adopted as of January 20, 2005 **

___
**	indicates a management contract or compensatory plan or arrangement

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: January 26, 2005	By:	/s/ Thomas E. Gibbons
		Name:	Thomas E. Gibbons
		Title:	Senior Vice President and Treasurer

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EXHIBIT INDEX

Exhibit	Description

10.1	Form of Del Monte Foods Company Performance Shares Agreement, adopted as of January 20, 2005 **

___
**	indicates a management contract or compensatory plan or arrangement

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